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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): OCTOBER 15, 1998


                             QUARTERDECK CORPORATION
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                           0-19207             95-4320650
(State or Other Jurisdiction of     (Commission File Number)     (IRS Employer
         Incorporation)                                        Identification No.)
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                 13160 MINDANAO WAY
             MARINA DEL REY, CALIFORNIA                       90292
      (Address of Principal Executive Offices)              (Zip Code)

        Registrant's telephone number, including area code: 310-309-3700

                                      NONE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

                  This report is qualified in its entirety by reference to the documents described herein and attached as exhibits hereto, which are incorporated herein by this reference.

                  On October 15, 1998, Quarterdeck Corporation ("Quarterdeck" or the "Company"), Symantec Corporation ("Symantec") and Oak Acquisition
Corporation, a wholly owned subsidiary of Symantec, entered into a definitive merger agreement (the "Agreement") whereby Symantec will commence a cash tender offer for all outstanding shares of the Company at a price of $0.52 per share, for an aggregate consideration of approximately $65 million, including the assumption of outstanding debt. The Agreement further provides for a merger of Oak Acquisition Corporation with and into the Company in which all remaining outstanding shares of the Company will be converted into the right to receive
$0.52 per share. Upon the completion of the tender offer and the consummation of the subsequent proposed merger, the Company would become a wholly owned subsidiary of Symantec. The transaction is subject to certain conditions, including the tender of a majority of the shares of the Company and the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended. A copy of the Agreement and of the joint press release announcing the Agreement are attached as Exhibits 99.1 and 99.2 respectively, and are incorporated herein by reference.

         In connection with the Agreement, Quarterdeck and Symantec concurrently entered into a license agreement (the "License Agreement") under which Quarterdeck granted Symantec the non-exclusive right to, among other things, distribute Quarterdeck's CleanSweep product. The right to distribute will not commence unless and until Symantec consummates the tender offer or an event occurs that would give rise to the Company's obligation to pay a break-up fee under the Agreement. A copy of the License Agreement is attached as Exhibit 99.3 and is incorporated herein by reference.

         In connection with the Agreement, the Company has amended its Rights
Agreement, dated as of August 11, 1992 (as amended, the "Rights Agreement"), made by and between the Company and American Stock Transfer & Trust Company, as Successor Rights Agent to the original rights agent. The amendment exempts the acquisition of shares of the Company's common stock by Symantec under the terms of the Agreement from the operation of the Company's Rights Plan. A copy of the Amendment to the Rights Agreement is attached as Exhibit 99.4 and is incorporated herein by reference.

         The Company also announced that after the close of market on October
15, 1998, it received notification of Nasdaq's decision to delist the Company's shares from the Nasdaq Stock Market effective October 15, 1998 as a result of the failure of the Company to meet certain continued listing requirements. The
Company had previously announced that it had been notified by Nasdaq that it was scheduled for delisting pending the outcome of a hearing that was held in August before the Nasdaq Listing Qualifications Panel. Shares of the Company's common stock have commenced trading on the OTC Bulletin Board. A copy of the press release announcing the delisting is attached as Exhibit 99.5 and is incorporated herein by reference.

ITEM 7.  EXHIBITS.

                  The following exhibits are filed with this current report on
Form 8-K:
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
     Exhibit No.     Description
     -----------     -----------
         99.1        Agreement and Plan of Merger, dated as of October 15, 1998, by and between Symantec Corporation, Oak  Acquisition
                     Corporation and Quarterdeck Corporation

         99.2        Press Release of Quarterdeck Corporation and Symantec
                     Corporation dated October 15, 1998

         99.3        License Agreement between Symantec Corporation and
                     Quarterdeck Corporation, dated October 15, 1998.

         99.4        Second Amendment to Rights Agreement, dated as of October
                     15, 1998, by and between Quarterdeck Corporation and American Stock Transfer & Trust Company, as successor rights agent, amending that certain Rights Agreement, dated as of August 11, 1992, as amended, made by and between Quarterdeck Corporation and Bank of America National Trust and Savings Association.

         99.5        Press Release of Quarterdeck Corporation dated October 16,
                     1998
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         QUARTERDECK CORPORATION



Date:  October 19, 1998                  By: /s/ King R. Lee
                                            -------------------------------
                                            King R. Lee
                                            Interim Chief Executive Officer
                                            and President




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                                  EXHIBIT INDEX


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
     Exhibit No.     Description
     -----------     -----------
         99.1        Agreement and Plan of Merger, dated as of October 15, 1998, by and between Symantec Corporation, Oak  Acquisition
                     Corporation and Quarterdeck Corporation

         99.2        Press Release of Quarterdeck Corporation and Symantec
                     Corporation dated October 15, 1998

         99.3        License Agreement between Symantec Corporation and
                     Quarterdeck Corporation, dated October 15, 1998.

         99.4        Second Amendment to Rights Agreement, dated as of October
                     15, 1998, by and between Quarterdeck Corporation and American Stock Transfer & Trust Company, as successor rights agent, amending that certain Rights Agreement, dated as of August 11, 1992, as amended, made by and between Quarterdeck Corporation and Bank of America National Trust and Savings Association.

         99.5        Press Release of Quarterdeck Corporation dated October 16,
                     1998
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